FIRST AMENDMENT TO THE NOVATED

ETF DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT to the novated ETF Distribution Agreement dated as of September 30, 2021, (the “Agreement”), is entered into by and among The RBB Fund, Inc., (the “Fund Company”), Motley Fool Asset Management, LLC (“Adviser”) and Quasar Distributors, LLC (the “Distributor”) as of _______, 2022.

RECITALS

WHEREAS, the Fund Company, Adviser and Distributor (the “Parties”) have entered into the Agreement; and

WHEREAS, the Parties desire to amend and restate Schedule A of the Agreement to reflect an updated Funds list; and

WHEREAS, Article 12 of the Agreement provides that the Agreement may be amended by a written agreement executed by the Parties.

NOW, THEREFORE, the Parties agree to amend the following:

1.	Schedule A is hereby superseded and replaced in its entirety with the Schedule A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date set forth above.

[Signature page follows]

THE RBB FUND, INC.

By:______________

Name:

Title:

Motley Fool Asset Management, LLC

By:______________

Name:

Title:

Quasar Distributors, LLC

By:______________

Name:

Title:

Schedule A

Series of The RBB Fund, Inc.

Motley Fool 100 Index ETF

Motley Fool Small-Cap Growth ETF

Motley Fool Global Opportunities ETF

Motley Fool Mid-Cap Growth ETF

Motley Fool Next Index ETF

Motley Fool Capital Efficiency 100 Index ETF